Exhibit 10.17

EXECUTION COPY

FIRST AMENDMENT AND CONSENT, dated as of September 21, 2007 (this “Amendment”), to the Subordinated Credit Agreement, dated as of July 19, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”) and Virgin Entertainment Holdings, Inc., a Delaware corporation (“Virgin”) and Sprint Spectrum L.P., a Delaware limited partnership (“Sprint Spectrum”, together with Virgin, the “Lenders”).

WITNESSETH:

WHEREAS, the Borrower and the Lenders are parties to the Credit Agreement;

WHEREAS, in order to effect the IPO (as defined below), the Borrower has requested that certain provisions of the Credit Agreement and the other Loan Documents be amended or waived and that the Lenders provide their consent, in each case as set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

2. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) by deleting the words “1/2 of” from the definition of “Commitment Fee Rate”;

(b) by adding the following language to clause (c) of the definition of “Consolidated Adjusted EBITDA” immediately following the words “(to the extent incurred within 180 days of the consummation thereof)”:

“and the related First Amendment and Consent to the Senior Debt Agreement, dated as of September 21, 2007 (whether or not the IPO shall be completed)”;

(c) by deleting the definition of the defined term “IPO” in its entirety and replacing it with the following definition:

““IPO”: the initial public offering of common stock of Virgin Mobile USA, Inc. as described in the Form S-1-A4 filed with the SEC by Virgin Mobile USA, Inc. on September 5, 2007 (as amended from time to time, the “S-1”).”

and

(d) by deleting the definition of the defined term “UPREIT Restructuring” in its entirety and replacing it with the following definition:

““UPREIT Restructuring”: any transaction in which the Borrower becomes a limited partnership (including a limited liability limited partnership) (“OpCo”), the general partner of which shall be a U.S. entity, with (i) such general partner or any of its direct or indirect parent entities being the record and beneficial owners, cumulatively, of 100% of each class of outstanding Capital Stock of OpCo (other than (a) any non-voting Capital Stock owned by Sprint Ventures or its Affiliates, which interest shall not exceed a percentage of all outstanding non-voting Capital Stock equal to the percentage of Capital Stock of the Borrower owned by Sprint Ventures on the Effective Date and (b) any options or similar rights permitted pursuant to the LLC Agreement), (ii) all of such general partner’s Subsidiaries and other assets thereafter held through OpCo and (iii) OpCo thereafter being the sole Borrower hereunder.”

3. Amendment to Section 2.6(c) of the Credit Agreement. Section 2.6(c) of the Credit Agreement is hereby amended by adding to clause (i) of the proviso therein the words “or Section 2.11(d)” after the words “Section 2.11(b)(i)”.

4. Amendment to Section 7(k)of the Credit Agreement. Clause (k) in Section 7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following clause (k):

“(k) Holdings shall cease to be the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly, of 100% of the general partnership interests of the Borrower, free and clear of all Liens (except Liens created by the Holdings Agreement or the Senior Documents); or”

5. IPO Company. All references to the defined term “IPO Company” in the Credit Agreement are hereby deleted, with such changes, mutatis mutandis, required thereby.

6. Revolving Commitments. Sprint Spectrum’s Revolving Commitments are hereby reduced from $50,000,000 to $0. Virgin’s Revolving Commitment is hereby increased from $50,000,000 to $75,000,000 (such that the Total Revolving Commitments are $75,000,000).

7. Sprint Spectrum. Sprint Spectrum is no longer a party to the Credit Agreement, and all references to Sprint Spectrum therein are hereby stricken, with such changes, mutatis mutandis, required thereby.

8. Tolling Fee. The Borrower hereby agrees to pay to each Lender on the last day of each fiscal quarter (beginning on December 31, 2007) a tolling fee equal to 100 basis points of the Revolving Loans made by it that are then outstanding on such day.

9. Refinancing. The Borrower hereby commits to use commercially reasonable efforts to refinance the Revolving Loans as soon as terms are available that are at or better than the terms for the Revolving Loans under the Credit Agreement.

10. Consent. Notwithstanding any provision of the Credit Agreement or the other Loan Documents to the contrary, the Lenders hereby consent to the IPO and the other transactions described in the S-1.

11. Holdings Agreement. It is hereby agreed that Section 3 of the Holdings Agreement shall be amended to include only the Capital Stock of the Borrower and proceeds thereof. It is understood that Section 5.19 of the Holdings Agreement, which limits the assets of Holdings to the Capital Stock of the Borrower, shall remain in effect.

12. Effectiveness of Amendment. This Amendment shall become effective upon the occurrence of the following conditions:

(i) the IPO shall have been completed by February 14, 2008 (it is to be noted that the reorganization transactions contemplated in the S-1, the completion of the IPO and the effectiveness of this Amendment will be deemed to be simultaneous events);

(ii) the Lenders shall have received counterparts of this Amendment duly executed by the Borrower and the Lenders; and

(iii) the First Amendment and Consent to the Senior Debt Agreement, dated as of September 21, 2007, shall have become effective in accordance with its terms.

Notwithstanding anything to the contrary contained herein, the amendment to the definition of “Consolidated Adjusted EBITDA” contained in Section 2(b) hereof shall be effective solely upon the condition contained in clause (ii) above having been satisfied (it being understood that no other conditions shall apply).

13. Continuing Effect; No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.

14. Expenses. The Borrower agrees to pay and reimburse the Lenders for all their reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders.

15. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile or electronic transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

VIRGIN MOBILE USA, LLC

By:	/s/ Peter Lurie
	Name:	Peter Lurie
	Title:	General Counsel

VIRGIN ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Francis Farrow
	Name:	Francis Farrow
	Title:	Director

SPRINT SPECTRUM L.P.

By:	/s/ Douglas B. Lynn
	Name:	Douglas B. Lynn
	Title:	Vice President

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